As filed with the U.S. Securities and Exchange Commission on March 31, 2022

Registration No. 333-250822

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

ON

FORM S-3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CuriosityStream Inc.

(Exact name of registrant as specified in our charter)

Delaware	7812	84-1797523
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(301) 755-2050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tia Cudahy

Chief Operating Officer, General Counsel and Secretary

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(301) 755-2050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Peterson

Arnold & Porter

250 West 55th Street

New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 20, 2020, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-250822), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2020, as amended by the Post-Effective Amendment No. 1 to Form S-1 Registration Statement filed with the SEC on March 31, 2021, which was subsequently declared effective by the SEC on April 7, 2021, as amended by the Post-Effective Amendment No. 2 to Form S-1 Registration Statement filed with the SEC on May 7, 2021, which was subsequently declared effective by the SEC on May 11, 2021 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated MARCH 31, 2022

PRELIMINARY PROSPECTUS

CuriosityStream Inc.

Secondary Offering of

13,893,093 Shares of Common Stock

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 13,893,093 shares of our Common Stock, par value $0.0001 per share (“Common Stock”), issued to the selling securityholders in connection with the consummation of the Business Combination (as hereinafter defined).

This prospectus provides you with a general description of the Common Stock and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution”.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

Our Common Stock is traded on The Nasdaq Capital Market (the “NASDAQ”) under the symbol “CURI.” On March 29, 2022, the last reported sale price of our Common Stock was $2.97 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

You should rely only on the information contained in this prospectus, including the information incorporated by reference into this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any documents incorporated by reference is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC, on the other hand, you should rely on the information with the later date. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 13,893,093 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information and all of such summaries are qualified in their entirety by the actual documents they purport to summarize. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

On October 14, 2020 (the “Closing Date”), CuriosityStream Inc., a Delaware corporation (formerly named Software Acquisition Group Inc.) (the “Company”), consummated the merger pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2020, by and among the Company, CS Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), CuriosityStream Operating Inc., a Delaware corporation (subsequently renamed Curiosity Inc.) (“Legacy CuriosityStream”), and Hendricks Factual Media LLC, a Delaware limited liability company (“HFM”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Upon the consummation of the Business Combination, Merger Sub merged with and into Legacy CuriosityStream, with Legacy CuriosityStream surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company (the “Merger” and, the completion of the Merger, the “Closing”). In connection with the Closing, the Company changed its name from “Software Acquisition Group Inc.” to “CuriosityStream Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Legacy CuriosityStream, after the Closing, and “SAQN” refers to the registrant prior to the Closing.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus and the information incorporated by reference herein contain some of our trademarks, service marks and trade names, including, among others, CuriosityStream. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus or the information incorporated by reference herein belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permissible under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus and the information incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the selling securityholders have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these publications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Company makes certain forward-looking statements in this prospectus. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. Although the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required under applicable securities laws, you are advised to consult any additional disclosures the Company makes in its quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	suggest and serve content to its subscriber base;

●	meet the needs of distributor partners;

●	increase and retain its subscriber base and increase subscriber hours;

●	enter into integrated partnerships with corporate partners and advertisers;

●	develop integrated brand partnerships;

●	attract and retain sponsors;

●	effectively market for online sponsorship;

●	anticipate trends in video consumption;

●	compete for subscribers and sponsorship spending with other content services;

●	protect against the loss, misuse, and alteration of customers’ personally identifiable information;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

●	continue operating under existing laws and licensing regimes;

●	license content at favorable rates;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	implement and maintain health and safety initiatives in light of the COVID-19 pandemic;

●	identify, recruit, retain, incentivize and integrate existing and new employees, advisors and consultants;

●	attract, train and retain effective officers, key employees and directors;

●	increase brand awareness;

●	upgrade and maintain information technology systems, including backup systems;

●	compete in the factual subscription video on-demand category;

●	acquire, and enhance the capabilities of, its intellectual property;

●	protect its intellectual property by relying on confidentiality and license agreements with our employees, consultants and third parties, and on trademark and copyright laws;

●	broaden and stabilize its sources of revenue

●	obtain additional capital, including use of the debt market and through the issuance of various types of securities;

●	enhance future operating and financial results;

●	meet international and education market expansion plans, including by managing and adjusting its business to address varying international markets;

●	comply with laws and regulations applicable to its business;

●	stay abreast of modified or new laws and regulations applying to its business, including copyright and privacy regulation;

●	improve its review process for complex securities and related accounting standards;

●	negotiate content and other licensing agreements;

●	invest in content and marketing, including investments in original programming;

●	invest in corporate infrastructure, including adding personnel and systems to its administrative and revenue-generating functions;

●	maintain key strategic relationships with partners and distributors;

●	anticipate and respond to uncertainties associated with product and service development and market acceptance; and

●	anticipate the impact of new U.S. federal income tax laws, including the impact on deferred tax assets.

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As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	an inability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase its subscriber base and retain customers;

●	a failure to develop, acquire and maintain an adequate breadth and depth of content;

●	the Company’s inability to protect its intellectual property;

●	the impact of content and pricing changes on subscriber growth;

●	increased competition in the subscription video on-demand segment;

●	the possibility that the Company may be unable to access financing sources;

●	a failure to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

●	adverse changes in applicable laws or regulations, including but not limited to privacy laws, securities regulations and accounting standards;

●	a failure to maintain adequate privacy and data security systems and protocols;

●	general economic conditions and economic conditions specific to the internet, online commerce and the media industry;

●	adverse effects that COVID-19 and governmental responses thereto may have on the Company and/or the economy in general; and

●	other risks and uncertainties set forth in “Risk Factors”.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the information incorporated by reference, including the information set forth under “Risk Factors.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Business

Created by John Hendricks, founder of the Discovery Channel and former Chairman of Discovery Communications, we are a media and entertainment company that offers premium video programming across the principal categories of factual entertainment, including science, history, society, nature, lifestyle and technology. Our mission is to provide premium factual entertainment that informs, enchants and inspires. We are seeking to meet demand for high-quality factual entertainment via subscription video on-demand (“SVoD”) platforms, as well as via bundled content licenses for SVoD and linear offerings, partner bulk sales, brand partnerships and content sales. We are well-positioned for growth as a digital-native video platform monetizing content across this broad revenue stack.

Through the rapid expansion of our library of high-quality titles and by exploiting multiple channels to monetize our programming, we believe that we have achieved global leadership in factual content streaming, and are well positioned to capitalize on favorable ongoing industry trends to create value for our shareholders and other stakeholders.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 8484 Georgia Ave., Suite 700, Silver Spring, Maryland 20910, and our telephone number is (301) 755-2050. Our corporate website address is www.investors.curiositystream.com. Information contained on or accessible through our website is not a part of this prospectus (except for the filings with the SEC expressly incorporated by reference herein).

Our common stock is traded on the NASDAQ under the symbol “CURI.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, or (b) in which we have total annual gross revenue of at least $1.07billion, (2) the date on which we have issued more than $1.0billion in non-convertible debt securities during the prior three-year period and (3) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

The Offering

Securities Offered	This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 13,893,093 shares of our Common Stock.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of March 25, 2022, we had 52,761,542 shares of our Common Stock issued and outstanding.

Shares outstanding after the offering	52,761,542 shares of our Common Stock (1).

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling securityholders.

Market for Common Stock	Our common stock is traded on the NASDAQ under the symbol “CURI.”

Risk Factors	See “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution”.

(1)	The number of issued and outstanding shares of Common Stock does not include the shares of Common Stock reserved for issuance under the Company’s 2020 Omnibus Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, and in any Quarterly Report on Form 10-Q filed with the SEC subsequent thereto, each, incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. If any of these events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our Common Stock by the selling securityholders.

DESCRIPTION OF SECURITIES

The following is a description of the material terms of, and is qualified in its entirety by, the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”). We urge you to read in their entirety our Charter and Bylaws. For information on how to obtain copies of such documents, please see “Where You Can Find More Information”.

Authorized and Outstanding Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. No shares of preferred stock are issued or outstanding. We have issued all shares of our capital stock in uncertificated form. As of March 25, 2022, there were 52,761,542 shares of Common Stock outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. Holders of Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the shares of Common Stock that are voted is required to approve any such matter voted on by its stockholders. The board of directors of the Company (the “Board”) is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected each year. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Our stockholders are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available funds.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Redeemable Warrants

The warrants issued to Software Acquisition Holdings LLC in the private placement that closed concurrently with our IPO (the “Private Placement Warrants”), the warrants issued to PIPE Investors in connection with our Business Combination (the “PIPE Warrants”) and the warrants sold as part of the Units in the IPO (the “Public Warrants”, together with the Private Placement Warrants and the PIPE Warrants, the “Warrants”), were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company (the “Warrant Agent”), and the Company (the “Warrant Agreement”), as amended. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

Each whole Warrant entitles the registered holder to purchase one whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. Only whole Warrants are traded. The Warrants will expire on October 14, 2025, at 5:00 p.m. Eastern Time, or earlier upon redemption or liquidation.

No Warrant is exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless Common Stock issuable upon such Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Warrant. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Common Stock underlying such Unit.

During any period when we will have failed to maintain an effective registration statement with respect to the Warrants or the Common Stock issuable upon exercise of the Warrants, warrantholders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30 day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30--day trading period ending three (3) business days before we send the notice of redemption to the warrantholders.

If and when the Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in our IPO.

We established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder is entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to the Company if it does not need the cash from the exercise of the Warrants. If we call our Warrants for redemption and our management does not take advantage of this option, the Company’s former sponsor, Software Acquisition Group LLC (“Sponsor”), and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that, to the Warrant Agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, will be taken into account and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10-day trading period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction, (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the Warrant due to the requirement that the warrantholder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

Annual Stockholder Meetings

Our annual stockholder meetings are held at a date, time and place exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

Our Charter and Bylaws contain and the DGCL contains provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of NASDAQ, which would apply so long as our Common Stock remains listed on the NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Charter provides that our Board is classified into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board members are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Our Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 20% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Removal of Directors; Vacancies

Under the DGCL, and as provided in our Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding and the rights granted pursuant to the Investor Rights Agreement (as defined below), any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more series, as the case may be), even if less than a quorum, by a sole remaining director or by the stockholders.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless our Charter specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting.

Special Stockholder Meetings

Our Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the chief executive officer, the Board or the chairperson of the Board pursuant to a resolution adopted by a majority of our Board. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow our Board to adopt rules and regulations for the conduct of meetings as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Charter provides that unless we consent to the selection of an alternative forum, the Delaware Chancery Court will be the exclusive forum for any (1) derivative action or proceeding brought on our behalf, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ours or our stockholders, (3) action asserting a claim against our Charter or our Bylaws, or (4) action asserting a claim against us, our directors, officers or employees governed by the internal affairs. Our Charter provides that the Delaware Chancery Court is the exclusive jurisdiction for any stockholder to bring any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. In addition, our Charter provides that the Federal District Courts of the United States of America are the exclusive forum for resolution of any complaint asserting a cause of action under the Securities Act, or with respect to the offer or sale of our securities.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, none of the stockholder parties or any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any stockholder party or non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage our stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving our directors, officers or employees for which indemnification is sought.

Investor Rights Agreement

In connection with the consummation of the Merger, we entered into an Investor Rights Agreement with Legacy CuriosityStream, the Sponsor, HFM and officers and directors of Legacy CuriosityStream (the “Investor Rights Agreement”).

Under the Investor Rights Agreement, we agree to nominate two (2) individuals designated by the Sponsor (each a “Sponsor Director”) for election as members of our Board if, at such time, the Board does not contain a Sponsor Director and the Sponsor and their affiliates (the “Sponsor Entities”) together continue to beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of directors as of the date of the consummation of the Merger. Further, under the Investor Rights Agreement, HFM and the officers and directors of Legacy CuriosityStream agree to vote in favor of, or otherwise consent to, the election or appointment of a Sponsor Director at any meeting of the stockholders under the terms set forth above. If the Sponsor does not elect to nominate two (2) Sponsor Directors, we will agree to permit the Sponsor to select one (1) non-voting observer to participate in any Board meeting (including any committee thereof), for so long as the Sponsor and its affiliates continue to beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of directors as of the date of the consummation of the Merger.

In the case of a vacancy on our Board created by the death, disability, disqualification, removal or resignation of a Sponsor Director, we agree to notify Sponsor of such vacancy and nominate an individual timely designated by the Sponsor for election to fill the vacancy, provided that such nomination would not constitute a breach by our Board of its fiduciary duties or applicable laws.

Registration Rights

Pursuant to the Investor Rights Agreement, the Company must provide to certain Legacy CuriosityStream officers and directors certain customary “mandatory,” “demand” and “piggyback” registration rights in respect of its Common Stock.

In addition, in connection with the Registration Rights Agreement dated as of November 19, 2019 by and between the Company and the Sponsor, the Company must provide to certain Sponsor Entities certain customary “demand” and “piggyback” registration rights in respect of their securities of the Company.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company and at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Now that Rule 144 has become available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of Common Stock then outstanding; and

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SELLING SECURITYHOLDERS

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 13,893,093 shares of our Common Stock.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of November 20, 2020 (unless as of later date as indicated in the footnotes), information regarding the beneficial ownership of our Common Stock by each selling securityholder, the number of shares of our Common Stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholders’ method of distributing these shares.

Shares of Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares(14)	%(1)	Number of Shares(14)	%(1)	Number of Shares	%
211 LV LLC(2)	1,554,437	2.9	1,554,437	2.9	—	—
AKN SWAG I, LLC(3)	1,554,438	2.9	1,554,438	2.9	—	—
Mike Nikzad(4)	557,662	1.1	548,625	1.0	—	—
Matthew Olton(9)	20,000	*	20,000	*	—	—
Stephanie Davis(10)	20,000	*	20,000	*	—	—
Steven Guggenheimer(11)	20,000	*	20,000	*	—	—
Peter Diamandis(12)	20,000	*	20,000	*	—	—
Blum Capital Ventures LLC(5)	1,642,122	3.1	1,642,122	3.1	—	—
Hendrick Carlson Descendants Trust(6)	1,263,171	2.4	1,263,171	2.4	—	—
Selz Family 2011 Trust	378,951	*	378,951	*	—	—
Glenn Krevlin Revocable Trust	189,476	*	189,476	*	—	—
Geoffrey T Boisi Revocable Trust	189,476	*	189,476	*	—	—
Bruce V Rauner	189,476	*	189,476	*	—	—
FOREST COURT PARTNERS LLCATTN C/O ALPER INVESTMENTS INC	126,317	*	126,317	*
ANDREW M ALPERATTN ALPER INVESTMENTS INC	126,317	*	126,317	*	—	—
Bernard T Selz 2008 20 Year CLAT	126,317	*	126,317	*	—	—
Bernard T Selz 2008 15 Year CLAT	126,317	*	126,317	*	—	—
Bernard Selz Revocable Trust	126,317	*	126,317	*	—	—

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares(14)	%(1)	Number of Shares(14)	%(1)	Number of Shares	%
Tracy Krohn Living Trust	126,317	*	126,317	*	—	—
Reiss Capital Management	126,317	*	126,317	*	—	—
Alben Hammel Family Trust	101,054	*	101,054	*	—	—
The Scott Trust	82,106	*	82,106	*	—	—
Richard Herbst	63,159	*	63,159	*	—	—
Maple Tree Partners	63,159	*	63,159	*	—	—
David and Joanne Brauer	37,895	*	37,895	*	—	—
Gaspar Living Trust	31,579	*	31,579	*	—	—
John D Nardone	31,579	*	31,579	*	—	—
Glenn Krevlin Irrevocable Trust FBO Adam Krevlin	31,579	*	31,579	*	—	—
Nina P Krevlin Irrevocable Trust FBO Jill Edinburg	31,579	*	31,579	*	—	—
Nina P Krevlin Irrevocable Trust FBO Michael Krevlin	31,579	*	31,579	*	—	—
Glenn Krevlin Irrevocable Trust FBO Sam A Krevlin	31,579	*	31,579	*	—	—
Richard Himelfarb	1,263	*	1,263	*	—	—
Victor Nesi	31,579	*	31,579	*	—	—
Samuel Blatchford	31,579	*	31,579	*	—	—
THOMAS WIDENER	25,263	*	25,263	*	—	—
Ray E. Newton III	25,263	*	25,263	*	—	—
William B Ginsberg	25,263	*	25,263	*	—	—
SCOTT KAUFFMAN AND ANGELIQUE KAUFFMAN	18,948	*	18,948	*	—	—
RAYMOND G FALCI AND CONCETTA FALCI	18,948	*	18,948	*	—	—
Ockham Capital Partners	18,948	*	18,948	*	—	—
David Rosner	12,632	*	12,632	*	—	—
IMPOSSIBLE GIANT INC	12,632	*	12,632	*	—	—
JONATHAN GLABMAN	12,632	*	12,632	*	—	—
Sandra Schlemm	12,632	*	12,632	*	—	—
ESKANAZY FAMILY LP	12,632	*	12,632	*	—	—
ADAM SCHWARTZ REV TRUST	12,632	*	12,632	*	—	—
Tom Ritchie	12,632	*	12,632	*	—	—
David Karp Revocable Trust	12,632	*	12,632	*	—	—
Gary Kittay	12,632	*	12,632	*	—	—
Richard (Rick) Cudahy(5)	8,842	*	8,842	*
ANDREW GLENN AND RISA GLENN	6,316	*	6,316	*	—	—
KUNAL GROVER	6,316	*	6,316	*	—	—
STEVEN G WARSHAVSKY	6,316	*	6,316	*	—	—
GEORGE MAZIN AND TRUDY MAZIN	6,316	*	6,316	*	—	—
RAYMOND BROWN AND MICHELLE ESKENGREN-BROWN	6,316	*	6,316	*	—	—
KATHRYN A WILLIAMS	6,316	*	6,316	*	—	—
Warren S Beardsley Irrev Trust	6,316	*	6,316	*	—	—
Robert K. Eland	6,316	*	6,316	*	—	—
New Oyster Holdings LLC	6,316	*	6,316	*	—	—
Kerry McKeon	6,316	*	6,316	*	—	—
Inger G Ginsberg	6,316	*	6,316	*	—	—
Anthony Carpenito - Abrams Capital	6,316	*	6,316	*	—	—
Ted Chan	3,158	*	3,158	*	—	—
Karen P Restaino	3,158	*	3,158	*	—	—
ACO 2008 Family Trust FBO Joel Ornstein	3,158	*	3,158	*	—	—
ACO 2008 Family Trust FBO Jason Ornstein	3,158	*	3,158	*	—	—
ACO 2008 Family Trust FBO Stacey Ornstein	3,158	*	3,158	*	—	—

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares(14)	%(1)	Number of Shares(14)	%(1)	Number of Shares	%
LNST Company LLC	3,158	*	3,158	*	—	—
NHST Company LLC	3,158	*	3,158	*	—	—
Matthew Geraty	3,158	*	3,158	*	—	—
Donald Schupak	1,894	*	1,894	*	—	—
Joseph Lord III	1,894	*	1,894	*	—	—
MICHAELA CUDAHY AND PAUL LAWLESS(6)	1,894	*	1,894	*	—	—
Richard D Cudahy Living Trust(5)	1,263	*	1,263	*	—	—
Ronald Kruszewski	31,579	*	31,579	*	—	—
Ira Malis	12,632	*	12,632	*	—	—
Hugo Warns III	37,895	*	37,895	*	—	—
Charles Raymond	12,632	*	12,632	*	—	—
Joel Marcus	25,263	*	25,263	*	—	—
RICHARD S CONEN	6,316	*	6,316	*	—	—
NICHOLAS EMMANUEL	6,316	*	6,316	*	—	—
BRUCE SLOVIN Revocable Trust	12,632	*	12,632	*	—	—
PETER J WHITE	6,316	*	6,316	*	—	—
TIMOTHY A BURKE ANDNANCY I BURKE	6,316	*	6,316	*	—	—
Newman Parks Family Living Trust	6,316	*	6,316	*	—	—
Andrew C Swallow and Laura Swallow	6,316	*	6,316	*	—	—
The Larry Cannon Family Trust	12,632	*	12,632	*	—	—
Karl Kurz	12,632	*	12,632	*	—	—
Janet Cudahy(7)	1,263	*	1,263	*	—	—
Michael Sullivan	31,579	*	31,579	*	—	—
Patrick Donnelly	31,579	*	31,579	*	—	—
The Westley Revocable Trust(13)	6,316	*	6,316	*	—	—
Chester Thomas	25,263	*	25,263	*	—	—
Paul and Donna Abrams Rev Living Trust	6,316	*	6,316	*	—	—
Global Horizons LLC	31,579	*	31,579	*	—	—
Joshua & Lydia Bledsoe Qualified Spousal Trust	2,527	*	2,527	*	—	—
Stifel Long	1,263	*	1,263	*	—	—
Robert Johnson	25,263	*	25,263	*	—	—
G.U.M. LLC	6,316	*	6,316	*	—	—
Brant & Heather Baldanza	6,316	*	6,316	*	—	—
Laurence Shadek	12,632	*	12,632	*	—	—
Mark and Sandra Pearlstone TTEES Qualified Spousal Trust	6,316	*	6,316	*	—	—
Duck Pond Partners LP	31,579	*	31,579	*	—	—
Richard Henley Montgomery III Irrev Trust	25,263	*	25,263	*	—	—
Stephan & Wendy Kuppenheimer	15,789	*	15,789	*	—	—
Joshua & Lydia Bledsoe Qualified Spousal Trust	3,790	*	3,790	*	—	—
Great American Insurance Company	505,268	*	505,268	*	—	—
Great American Life Insurance Company	505,268	*	505,268	*	—	—
GuideStone Fund Small Cap Equity Fund	247,076	*	247,076	*	—	—
American Legacy Fund	22,990	*	22,990	*	—	—
Kemper and Ethel Marley Foundation	29,053	*	29,053	*	—	—
PCFG Equity Fund LTD	5,432	*	5,432	*	—	—
Prudential Retirement Insurance and Annuity Company	1,075,211	2.0	1,075,211	2.0	—	—

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares(14)	%(1)	Number of Shares(14)	%(1)	Number of Shares	%
AMG TimesSquare Small Cap Growth Fund	1,146,580	2.2	1,146,580	2.2	—	—
Stifel Financial	132,633	*	132,633	*	—	—
Capitol Broadcasting Company, Inc.	252,634	*	252,634	*	—	—
John Risinger	9,211	*	9,211	*	—	—
Claire Bur	576	*	576	*	—	—
Himelfarb 2012 Family Trust No. 1	15,166	*	15,166	*	—	—
Himelfarb 2012 Family Trust No. 2	15,166	*	15,166	*	—	—
David Toepel	6,316	*	6,316	*	—	—
Paul Dell’Isola	6,316	*	6,316	*	—	—
James Neuhauser	6,316	*	6,316	*	—	—
Brian Anderson	6,316	*	6,316	*	—	—

*	Less than one percent.

(1)	Based on 52,761,542 shares of Common Stock outstanding as of March 25, 2022.

(2)	211 LV LLC is the record holder of these shares. Jonathan Huberman, a member of the Company’s Board and the Company’s former Chief Executive Officer, Chief Financial Officer and Chairman, is a manager of 211 LV LLC. As such, he may be deemed to have or share voting and dispositive power of the shares held directly by 211 LV LLC. Mr. Huberman disclaims any beneficial ownership of these reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)	AKN SWAG I, LLC is the record holder of these shares. Andrew Nikou, a member of the Company’s Board from November 2019 through October 14, 2020, is a manager of AKN SWAG I, LLC. As such, he may be deemed to have or share voting and dispositive power of the shares held directly by AKN SWAG I, LLC. Mr. Nikou disclaims any beneficial ownership of these reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)	Mike Nikzad is a member of the Company’s Board.

(5)	Rick Cudahy is the brother of Tia Cudahy, the Company’s Chief Operating Officer and General Counsel.

(6)	Michaela Cudahy and Paul Lawless are the sister and brother-in-law of Tia Cudahy, the Company’s Chief Operating Officer and General Counsel.

(7)	Janet Cudahy is the stepmother of Tia Cudahy, the Company’s Chief Operating Officer and General Counsel.

(8)	Richard Blum, managing member of Blum Capital Ventures LLC, was a member of the board of directors of CuriosityStream Operating Inc. from 2018 until July 29, 2020.

(9)	Matthew Olton was a member of the board of directors of SAQN from November 2019 until October 14, 2020.

(10)	Stephanie Davis was a member of the board of directors of SAQN from November 2019 until October 14, 2020.

(11)	Steven Guggenheimer was a member of the board of directors of SAQN from November 2019 until October 14, 2020.

(12)	Peter Diamandis was a member of the board of directors of SAQN from November 2019 until October 14, 2020.

(13)	Peter Westley, trustee of The Westley Revocable Trust, was a board observer on the Board of Directors of CuriosityStream Operating Inc. from March 2019 until August 2020.

(14)	Certain of these shares were being held in escrow and were subject to forfeiture during the one-year period following the Merger to satisfy indemnification obligations and final working capital calculations. The indemnification escrow shares were released from escrow on October 18, 2021 and the working capital escrow shares were forfeited on February 22, 2021 as a result of final working capital calculations.

Material Relationships with the Selling Securityholders

The selling securityholders include certain of our directors and their affiliates.  For a description of our relationships with the selling securityholders and their affiliates not discussed above see the sections of our Definitive Proxy Statement filed with the SEC on April 29, 2021, entitled “Corporate Governance and Board Matters,” “Executive Compensation” and “Certain Relationships and Related Party Transactions.”

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements of CuriosityStream Inc. incorporated by reference in CuriosityStream Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022 (our “Annual Report”);

●	Our Current Report on Form 8-K, filed on January 3, 2022; and

●	The description of our securities filed as Exhibit 4.5 to our Annual Report, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus or any prospectus supplement is a part and prior to the effectiveness of the registration statement.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.investors.curiositystream.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CuriosityStream Inc.

Attention: Tia Cudahy, Chief Operating Officer and General Counsel

8484 Georgia Ave., Suite 700

Silver Spring, MD 20910

Telephone: (301) 755-2050

Email: tia.cudahy@curiositystream.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, the information incorporated herein by reference and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.investors.curiositystream.com. The information that we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part (except for the SEC filings expressly incorporated by reference herein).

CuriosityStream Inc.

Secondary Offering of

13,893,093 Shares of Common Stock

PROSPECTUS

, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

Amount Paid or to be Paid
SEC registration fee		$15,657.53
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and registrar fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s second amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its second amended and restated certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s second amended and restated certificate of incorporation and amended and restated bylaws or otherwise as a matter of law

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Amendment No. 1 to Form S-1 Registration Statement filed with the SEC on November 8, 2019, and incorporated herein by reference).
4.5	Description of the Company’s Securities (filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2021, and incorporated herein by reference).
5.1	Opinion of Arnold & Porter Kaye Scholer LLP (filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 20, 2020, and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.
23.3	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 to the Registration Statement).
24.1*	Powers of Attorney (included in the Registrant’s Registration Statement on Form S-1 filed with the SEC on November 20, 2020, and incorporated herein by reference).

*	Previously filed.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, Maryland, on March 31, 2022.

CURIOSITYSTREAM INC.

By:	/s/ Clint Stinchcomb
	Name:	Clint Stinchcomb
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dated indicated.

/s/ Clint Stinchcomb	President and Chief Executive Officer, Director	March 31, 2022
Clint Stinchcomb	(Principal Executive Officer)

/s/ Jason Eustace	Chief Financial Officer and Treasurer	March 31, 2022
Jason Eustace	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board, Director	March 31, 2022
John Hendricks

*	Director	March 31, 2022
Elizabeth Hendricks

*	Director	March 31, 2022
Patrick Keeley

*	Director	March 31, 2022
Matthew Blank

*	Director	March 31, 2022
Jonathan Huberman

*	Director	March 31, 2022
Mike Nikzad

	Director	March 31, 2022
Andrew Hendricks

* By:	/s/ Jason Eustace
Jason Eustace
As Attorney-in-Fact

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